November 8, 2024
To all employees:
I am reaching out to share an update on our restructuring efforts to help us manage the continued economic challenges in the solar industry. Since announcing our initial restructuring plan in December 2023, we have made concerted efforts to control spending and operate as efficiently as possible. Despite these actions, we must now make further adjustments to align our workforce and cost structure with our current business needs, strategic priorities, and long-term growth vision. As part of this plan, we will be reducing our global team by approximately 17%, impacting around 500 employees and contractors, and curbing other non-essential expenses.
This decision was not made lightly, and I know it affects us all, especially those directly impacted. Please know that we deeply value the contributions of every team member leaving Enphase. We are committed to supporting our departing colleagues with comprehensive severance packages, extended healthcare benefits, and resources to aid in their career transitions. I want to personally thank them for their invaluable contributions to the company’s growth and wish them all the best in their future endeavors.
Additional details
When we initiated our restructuring in late 2023, we resized the company to align with our internal financial operating model of 35-15-20 (non-GAAP Gross Margin, Operating Expenses, and Operating Income as a percentage of revenue). However, the ongoing challenges from a tough 2023 solar market have continued to impact us and our industry partners throughout 2024. Many large solar equipment companies and installers have faced significant cash flow issues, with some even filing for bankruptcy.
A combination of factors —including reduced U.S. residential solar demand due to high interest rates and declining demand in Europe due to policy changes and utility rate adjustments— has contributed to sustained unpredictability in our industry. Currently, our non-GAAP operating expenses range between $80 million and $85 million per quarter. Given the slower revenue growth, we need to lower our non-GAAP operating expenses to target between $75 million and $80 million per quarter for 2025. Meeting this target requires us to make these difficult yet necessary adjustments.
During this phase, it is crucial for us to remain humble and agile, continuously identifying opportunities to enhance our operational efficiency. Our strategy remains clear: to create best-in-class home energy systems, drive technological innovation, provide high-quality products and outstanding customer experience.
The changes
To prepare Enphase for long-term success, we are implementing several changes to navigate current industry challenges and support our strategic goals.
We are streamlining our manufacturing to align with current demand. This means continuing to operate from four locations: two in the United States, one in India, and one in China, while ceasing contract manufacturing in Mexico. Despite these changes, our global microinverter production capacity will remain steady at approximately 7.25 million units per quarter, with about 5 million units manufactured in the United States.

In response to shifting market demands, we are realigning our sales teams, cutting external spending, and leveraging AI to boost marketing efficiency. Our business units will focus on initiatives that generate immediate positive revenue impact while prioritizing our core products: microinverters, batteries, and EV chargers.
To further enhance efficiency across customer service, permitting, and business operations, we are integrating automation and AI/ML tools. We are reducing reliance on external contractors and testing labs, eliminating non-essential subscriptions, consolidating facilities, and offshoring select services to more cost-effective regions.
We understand these changes have significant implications and are committed to supporting everyone affected and ensuring that our remaining team members have the resources needed to focus on core priorities. As we move into 2025, we plan to offer merit-based salary increases, maintain our promotion process, and continue with annual evergreen stock grants. Additionally, our HR team will implement engagement and wellness programs to support and energize our team as we tackle the challenges and opportunities of the coming year.
These decisions are grounded in the current economic landscape, not due to recent election outcomes. While the Inflation Reduction Act (IRA) has supported U.S.-based manufacturing, our primary focus remains on creating a resilient and self-sustaining business model that will drive our long-term success.
All these actions will collectively result in one-time restructuring and asset impairment charges estimated at approximately $17 million to $20 million. We believe that these adjustments, though difficult, will better position our company for success and sustainability in the coming years.
Implementation
We have already notified all the affected employees, except for a few unique cases. We are committed to providing these individuals with relevant information as quickly as possible and supporting them throughout this transition.
In the United States:
•We will continue to pay employees until their separation date, generally December 2, 2024, with exceptions made to accommodate business or individual needs during this “notification period.”
•We are offering severance packages that include a minimum of 13 weeks of pay and accelerated vesting of certain restricted stock units (RSUs), pending proper approvals where necessary.
•Healthcare benefits will remain available to participating employees until the end of the month of their separation date. Afterward, employees may elect to continue coverage through COBRA at their own expense.
•We will allow employees to coordinate with their leadership team to use company time to seek their next opportunity during the notification period.
In countries outside the United States, we will support employees and follow separate processes in line with local practices and employment laws. However, a minimum of 13 weeks of severance pay and accelerated vesting of certain RSUs will be maintained across all regions, as applicable.
We are decreasing spending in every department by reducing headcount, non-people related expenditures, or both. These actions are not a reflection of poor employee performance, but we believe they are necessary in the current market environment.

Our way forward
This is a challenging time for all of us, as we say goodbye to many talented colleagues and friends who have contributed immensely to building one of the world’s most innovative solar companies. We are deeply grateful for their dedication and hard work. To each departing team member, thank you for your invaluable contributions. We wish you all the best as you move forward and continue to make a positive impact.
For those of us continuing on this journey, I understand that this transition brings uncertainty. While we cannot foresee everything that 2025 will bring, our recent actions are intended to sharpen our focus on key priorities: driving growth, creating value for our customers, and delivering exceptional support. We are excited about our strong pipeline of new products, including the upcoming three-phase battery for Europe, IQ® Balcony Solar, new IQ® EV Chargers, and the IQ® Portable Energy System. In the United States, we are advancing with our fourth-generation battery system, featuring a meter collar and an enhanced combiner that significantly reduces installation costs. Our GaN-powered IQ9™ Series Microinverters will expand our reach into three-phase commercial markets, including 208 V and 480 V, providing higher power and cost savings for residential customers.
With these innovations, our strategy and purpose remain strong: to advance a sustainable future by delivering best-in-class home energy systems globally. Let’s continue moving forward, committed to quality and exceptional customer experience. I am confident that, together, we will emerge from this period stronger, more resilient, and ready to shape the future.

Badri Kothandaraman
President and CEO
Enphase Energy, Inc.

This letter contains forward-looking statements, including, but not limited to, statements related to the expected costs and actions associated with the restructuring activities; the company’s plans to improve its operational efficiency; the company’s expectations about tax incentives and regulatory benefits of the IRA; expectations on the timing and release of new products; demand expectations in 2025; the company’s expectations about the decrease to non-GAAP operating expenses in 2025; and expectations regarding cost efficient regions. These forward-looking statements are based on the company’s current expectations and inherently involve significant risks and uncertainties. The company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts and related key initiatives, in addition to other risks described in more detail in its most recently filed Annual Report on Form 10-K and other documents filed by the company from time to time with the SEC. In addition, please note that the date of this letter is November 8, 2024, and any forward-looking statements contained herein are based on assumptions that the company believes to be reasonable as of this date. The company undertakes no duty or obligation to update any forward-looking statements contained in this letter as a result of new information, future events or changes in its expectations.